Exhibit 99.3

CONTACT:

Kelly Taylor

Director, Investor Relations

(216) 676-2000

GrafTech Announces Additional Operating and Cost Structure Initiatives

to Improve Profitability and Competitive Positioning

Initiatives Expected to Generate $30 Million in Additional Annual Cost Savings

PARMA, Ohio – September 23, 2014 – GrafTech International Ltd. (NYSE:GTI) announced today that it has concluded another phase of its on-going company-wide cost savings assessment. As a result, GrafTech has identified approximately $30 million in cost-savings actions, in addition to the more than $90 million in annual cost savings identified over the past year.

These actions include changes to the Company’s operating and management structure in order to streamline, simplify and decentralize the organization. The Company believes that these enhancements will allow GrafTech to work more closely with its customers, drive greater accountability at the local level and respond even more efficiently to changing market dynamics. In addition, GrafTech will redesign its research and development function and downsize the Company’s corporate functions.

GrafTech Chief Executive Officer, Joel Hawthorne, commented, “We continue our relentless focus on creating a more streamlined business model with greater accountability and cost efficiency. This will allow us to better compete in the global marketplace and best position GrafTech to drive innovation to support future success. The initiatives announced today build upon those we previously announced and represent total annual cost savings of over $120 million that have been identified and implemented over the past year.”

The management and organizational changes identified will include:

•	Rightsizing initiatives: These actions will reduce costs and create a high level of business ownership at the local level. Actions include a combination of reduced contractor costs, attrition, early retirements and layoffs. This simplified structure is designed to speed decision-making, improve customer responsiveness and innovation for specific markets, and more effectively prioritize development opportunities.

•	Redesign of research and development function: This redesign will place a greater emphasis on driving innovation to support new product development. Building on the Company’s 128-year heritage, GrafTech will establish a Technology and Innovation Center focused on commercializing next generation technologies in carbon and graphite material science. More traditional research and development initiatives related to product testing and quality will be embedded within each business unit to support business segment growth initiatives.

•	Downsizing of corporate functions: In conjunction with the organizational improvements identified, the Company will downsize its corporate functions by approximately 25 percent and relocate to a smaller, more cost effective, corporate headquarters within Northeast Ohio. The transition is expected to begin in the fourth quarter of 2014 and be completed by the first quarter of 2015.

These actions are expected to generate annualized recurring cost savings of approximately $30 million, approximately 75 percent of which will be reflected in overhead expense and the remainder in costs of goods sold. The majority of the savings are expected to be realized in 2015. There will not be a material benefit from these actions in 2014.

The Company expects to record a charge of approximately $20 million related to these actions in the third and fourth quarters of 2014. Cash expenditures related to these actions are expected to be approximately $12 million, the majority of which are expected to be disbursed in 2015.

Mr. Hawthorne concluded, “We continue to face a challenging global market, in both our Industrial Materials and Engineered Solutions business. We will continue to focus on taking further aggressive actions to position the Company to be profitable at this low point of the cycle and strategically positioned to capitalize on the eventual recovery in end market demand. The GrafTech Board and management team are committed to restoring and growing value for our shareholders by leveraging our backward-integrated, low-cost, differentiated business model and executing on our strategy by commercializing solutions.”

GrafTech International is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy applications and latest generation electronics. GrafTech operates 20 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Parma, Ohio, GrafTech employs approximately 2,600 people. For more information, call 216-676-2000 or visit www.graftech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This news release and related discussions may contain forward-looking statements about such matters as: our outlook; future or targeted operational and financial performance; growth prospects and rates; the markets we serve; future or targeted profitability, cash flow, liquidity, sales, costs and expenses, tax rates, working capital, inventory levels, debt levels, capital expenditures, EBITDA, cost savings and business opportunities and positioning; strategic plans; cost, inventory and supply chain management; rationalization and related activities; the impact of rationalization, product line changes, cost competitiveness and liquidity initiatives; expected or targeted changes in production capacity or levels, operating rates or efficiency in our operations or our competitors’ or customers’ operations; future prices and demand for our products and changes therein; product quality; diversification, new products, and product improvements and their impact on our business; our customers’ operations and demand for their products; our position in markets we serve; regional and global economic and industry market conditions and changes therein, including our expectations concerning their impact on us and our customers and suppliers; the impact of accounting changes; and currency exchange and interest rates and changes therein.

We have no duty to update these statements. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, due to various factors, including: adjustments to our preliminary 2014 third quarter results; actual timing of the filing of our Form 10-Q with the SEC and potential effects of delays in such filing; failure to achieve cost savings, EBITDA or other estimates; actual outcome of uncertainties associated with assumptions and estimates used when applying accounting policies and preparing financial statements; failure to successfully develop and commercialize new or improved products; adverse changes in cost, inventory or supply chain management; limitations or delays on capital expenditures; business interruptions including those caused by weather, natural disaster, or other causes; inability to protect our intellectual property rights or infringement of intellectual property rights of others; changes in our ability to obtain financing on acceptable terms; adverse changes in labor relations; adverse developments in legal proceedings or investigations; non-realization of anticipated benefits from, or variances in the cost or timing of, organizational changes, rationalizations and restructurings; loss of market share or sales due to rationalization, product line changes, or pricing activities; negative developments relating to health, safety or environmental compliance, remediation or liabilities; downturns, production reductions or suspensions, or other changes in steel, electronics and other markets we or our customers serve; customer or supplier bankruptcy or insolvency events; political unrest which adversely impacts us or our customers’ businesses; declines in demand; intensified competition and price or margin decreases; graphite electrode and needle coke manufacturing capacity increases; fluctuating market prices for our products, including adverse differences between actual graphite electrode prices and spot or announced prices; consolidation of steel producers; mismatches between manufacturing capacity and demand; significant changes in our provision for income taxes and effective income tax rate; changes in the availability or cost of key inputs, including petroleum based coke or energy; changes in interest or currency exchange rates; inflation or deflation; continuing uncertainty over U.S. fiscal policy or condition; European sovereign debt issues; changes in government fiscal and monetary policy; a protracted regional or global financial or economic crisis; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. This news release does not constitute an offer or solicitation as to any securities. References to street or analyst earnings estimates mean those published by First Call.